UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2014

CTI Group (Holdings) Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 N. Alabama Street, Suite 240, Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 262-4582

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the CTI Group (Holdings) Inc. Stock Incentive Plan

On April 1, 2014, the board of directors (the “Board”) of CTI Group (Holdings) Inc., a Delaware corporation (the “Company”), adopted Amendment No. 1 (the “Amendment”) to the CTI Group (Holdings) Inc. Stock Incentive Plan (the “Plan”).

The Amendment amended the Plan to, among other things, permit the Compensation Committee of the Board (the “Committee”), as administrator of the Plan, to issue restricted stock units (each an “RSU”) to certain eligible participants under the Plan (each a “Participant”). Pursuant to the Amendment, the Committee may, in its sole discretion, determine (i) the Participants who will receive RSUs, and (ii) the number of shares of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”), and/or the amount of cash or other property underlying each RSU. Further, each RSU will be subject to such terms and conditions consistent with the Plan as are determined by the Committee and as set forth in the award agreement relating to such RSU.

The Amendment also amended the Plan to permit the Committee to grant awards under the Plan in substitution for stock and stock-based awards of another entity (an “Acquired Entity”) held by such Acquired Entity’s former employees if such individuals become employees of the Company as a result of the Company’s merger or consolidation with or acquisition of the Acquired Entity.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Form of Restricted Unit Award Agreement

In connection with the adoption of the Amendment, on April 1, 2014, the Committee adopted the Form of Restricted Stock Units Award Agreement (the “Form of Award Agreement”), which provides for the award of RSUs to Participants under the Plan.

The Form of Award Agreement permits the Committee to issue RSUs which, once vested, permit the holder thereof to receive Common Stock, cash, or a combination of Common Stock and cash. RSUs issuable pursuant to the Form of Award Agreement are subject to forfeiture and may not be transferred or otherwise disposed of, pledged or hypothecated by the holder thereof. The Form of Award Agreement also provides that RSUs do not vest unless the holder thereof is continuously employed by the Company from the grant date of the RSUs until the applicable vesting date thereof; provided, that a holder’s RSUs will immediately vest upon the termination of such holder’s employment by the Company without Cause (as defined in the Plan) or due to such holder’s death or disability.

The foregoing description of the Form of Award Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Award Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Issuance of RSUs

On April 1, 2014, the Committee approved the award of, and the Company issued, RSUs (the “Awarded RSUs”) under the Plan to certain of the Company’s named executive officers as follows:

Name	Title	RSUs
John Birbeck	Chief Executive Officer	130,243
Manfred Hanuschek	Chief Financial Officer	96,157

The Awarded RSUs will vest in three equal installments on April 1, 2015, April 1, 2016 and April 1, 2017, respectively. The Form of Award Agreement was used to document the issuance of the Awarded RSUs.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1*	Amendment No. 1 to the CTI Group (Holdings) Inc. Stock Incentive Plan.

10.2*	Form of Restricted Stock Units Award Agreement under CTI Group (Holdings) Inc. Stock Incentive Plan.

*	Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Group (Holdings) Inc.

Date:	April 4, 2014	By:	/s/ Manfred Hanuschek
			Name:	Manfred Hanuschek
			Title:	Chief Financial Officer

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